UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-12

                                PHOTOWORKS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:


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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4)  Proposed maximum aggregate value of transaction:


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     (5)  Total fee paid:

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|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:


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     (2)  Form, Schedule or Registration Statement No.:


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

                                PHOTOWORKS, INC.

                    Notice of Annual Meeting of Shareholders
                     To be held on Tuesday, February 3, 2004

To the Shareholders of PhotoWorks, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of PhotoWorks, Inc. (the "Company") will be held at 1:30 p.m. Pacific Standard Time, on Tuesday, February 3, 2004, at PhotoWorks, Inc., 1260 16th Avenue West, Seattle, Washington 98119, for the following purposes:

      1.    To elect three (3) Class I directors to serve a three year term.

      2. To approve an amendment to the Company's 1999 Stock Incentive Compensation Plan to increase by 500,000 the aggregate number of shares of Common Stock available for issuance under the Plan.

      3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Shareholders of record at the close of business on December 5, 2003, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting.

                                              By Order of the Board of Directors


                                              /s/ Loran Cashmore Bond
                                              Loran Cashmore Bond
                                              Secretary

1260 - 16th Avenue West
Seattle, Washington  98119
December 22, 2003

--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

The Company invites all shareholders to attend the Annual Meeting in person. Whether or not you plan to attend the meeting in person, please sign, date and return the accompanying proxy in the enclosed stamped envelope. This will ensure the presence of a quorum at the meeting. Promptly signing, dating and returning the Proxy will save the Company the expense of additional solicitations. Your proxy is revocable at your request at any time before it is voted. Any shareholder may attend the Annual Meeting and vote in person even if that shareholder has returned a proxy card.

       Your copy of the Company's Annual Report for the fiscal year ended
                        September 27, 2003 is enclosed.

--------------------------------------------------------------------------------

                                PhotoWorks, Inc.
                             1260 - 16th Avenue West
                            Seattle, Washington 98119

                                 PROXY STATEMENT

General

The Company is furnishing this Proxy Statement and the enclosed proxy (which are being mailed to shareholders on or about December 30, 2003) in connection with the solicitation of proxies by the Board of Directors of PhotoWorks, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, February 3, 2004, at 1:30 p.m. local time at PhotoWorks, Inc., 1260 16th Avenue West, Seattle, Washington 98119, and at any adjournment thereof (the "Annual Meeting").

Record Date and Outstanding Shares

The Company has called the Annual Meeting for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. All holders of Common Stock of the Company ("Common Stock") and Series A Preferred Stock (the "Preferred Stock") as of the close of business on December 5, 2003 (the "Record Date"), are entitled to vote at the meeting. As of December 5, 2003, there were 16,682,285 shares of Common Stock and 15,000 shares of Preferred Stock outstanding. The Company's Common Stock trades on the Over the Counter Bulletin Board (OTCBB) under the symbol FOTO.

Quorum

A quorum for the Annual Meeting will consist of a majority of the aggregate number of outstanding shares of Common Stock and Preferred Stock (on an as converted basis) entitled to vote at the Annual Meeting, present in person or by proxy. Shareholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, are considered shareholders who are present and entitled to vote and count toward the quorum.

Voting

Each share of Common Stock outstanding on the Record Date is entitled to one vote at the Annual Meeting on all matters presented at the Annual Meeting on which the Common Stock is entitled to vote. Each share of Preferred Stock outstanding on the Record Date is entitled to 210.526 votes per share on all matters presented at the Annual Meeting. Holders of the Common Stock and Preferred Stock vote together on all matters presented at the Annual Meeting, except for the election of two Class I directors, Mr. Ross Chapin and Mr. Paul Goodrich. Under the terms of the Series A Preferred Stock, the holders of the Preferred Stock are entitled to elect two directors voting separately from the Common Stock.

If the accompanying proxy is properly signed and is not revoked by the shareholder, the shares it represents will be voted at the Annual Meeting by the proxy holder in accordance with the instructions of the shareholder. If no specific instructions are designated, the shares will be voted as recommended by the Board of Directors.

The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than as stated in the Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed Proxy gives discretionary authority to the persons named therein to vote the shares in their discretion.

Under Washington law and the Company's Amended and Restated Articles of Incorporation and Bylaws, if a quorum exists at the meeting, the nominee who receives the greatest number of votes cast for the election of a director by the shares present in person or represented by proxy and entitled to vote shall be elected as a director. The two nominees who receive the greatest number of votes cast by the holders of the Preferred Stock will be elected as directors, regardless of the vote of the holders of the Common Stock. With respect to the amendment to the 1999 Stock Incentive Plan, the approval of a majority of shareholders present and voting on the proposal is required for passage. Abstentions and broker non-votes will have no impact on the outcome of any of the proposals.

Revocability of Proxies

A proxy may be revoked at any time before it is voted at the meeting. Any shareholder of record who attends the meeting and wishes to vote in person may revoke his or her proxy at that time. Otherwise, to revoke a proxy a shareholder must deliver a proxy revocation, or another duly executed proxy bearing a later date, to the Corporate Secretary of the Company, at 1260 16th Avenue West, Seattle, Washington 98119, before the Annual Meeting or at the Annual Meeting. Attendance at the Annual Meeting will not revoke a shareholder's proxy unless the shareholder votes in person at the meeting.

Solicitation of Proxies

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. In addition, the Company may engage an outside proxy solicitation firm to render proxy solicitation services and, if so, will pay a fee for such services. Solicitations of proxies may be made personally, or by mail, telephone, telecopier or messenger. The Company, if requested, will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding materials to their principals. All of the costs of solicitation of proxies will be paid by the Company. Proxies and ballots will be received and tabulated by Mellon Investor Services, an independent business entity not affiliated with the Company.

Voting Securities and Principal Holders

The following table sets forth information, as of December 5, 2003, with respect to all shareholders known by the Company who beneficially own more than 5% of the Company's Common Stock and of the Preferred Stock. Except as noted below, each person or entity has sole voting and investment power with respect to the shares shown.

                                             Amount and Nature        Percent of
Name and Address                          of Beneficial Ownership        Class
--------------------------------------------------------------------------------

Common Stock

Dimensional Fund Advisors (1)                      979,387              5.88%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Robert A. Simms (2)                              1,137,144              6.83%
55 Railroad Avenue
Greenwich, CT 06830

Gary R. Christophersen (3)                       1,691,761              10.0%
1260 16th Avenue West
Seattle, WA 98119

Matinicus LP (4)                                 3,373,533              17.1%
187 Foreside Road
Falmouth, Maine 04105

Preferred Stock

The Tahoma Fund, L.L.C. (5)                         10,000                67%
Orca Bay Capital Corporation
Orca Bay Partners, L.L.C
Tim Carver and Alexa Carver
Stanley McCammon
John E. McCaw, Jr.
Ross Chapin
P.O. Box 21749
Seattle, WA 98111

Madrona Venture Fund I-A, L.P. (6)                   5,000                33%
Madrona Venture Fund I-B, L.P.
Madrona Managing Director Fund L.L.C.
Madrona Investment Partners L.L.C.
Paul Goodrich
1000 2nd Avenue - Suite 3700
Seattle, WA 98104

      (1) The holding shown is as reported by Dimensional Fund Advisors, ("Dimensional") in a Schedule 13G filed February 3, 2003 by Dimensional pursuant to Rule 13d-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). According to the Schedule 13G filed by Dimensional Fund Advisors, Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Issuer described in this schedule that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, all securities reported in this schedule are owned by advisory clients of Dimensional, no one of which, to the knowledge of Dimensional, owns more than 5% of the class.

      (2)   The holding shown is as reported by Robert A. Simms ("Simms") in a
            Schedule 13D filed January 16, 2002 by Simms pursuant to Rule 13d-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      (3) Includes options to purchase 198,958 shares of Common Stock granted under the Company's Stock Option Plans which are currently exercisable or exercisable within 60 days of December 5, 2003.

      (4) Includes Subordinated Convertible Debentures that are convertible to 3,002,533 shares of Series B Preferred Stock, $.01 par value with a stated value of $75 per share ("Series B Preferred Stock"). The debentures were acquired by Matinicus from Zesiger Capital Group in December 2003. Series B Preferred Stock is convertible into common stock, $.01 par value ("Common Stock") at an initial conversion price of $.75 per share of Common Stock, subject to anti-dilution protection.

      (5) The holding shown is as reported by Orca Bay Partners, L.L.C., ("Orca Bay") in a Schedule 13G filed February 24, 2000. Orca Bay is the Manager of The Tahoma Fund, L.L.C., ("Tahoma"). Orca Bay Capital Corporation ("OBCC"), Tim and Alexa Carver ("Carver"), Stanley McCammon ("McCammon"), John E. McCaw, Jr. ("McCaw"), and Ross Chapin ("Chapin") are all affiliates of Orca Bay. The schedule 13G relates to shares of Series A Preferred Stock, $.01 par value with a stated value of $1,000 per share ("Series A Preferred Stock") convertible into common stock, $.01 par value ("Common Stock"). Each share of Series A Preferred Stock is convertible into shares of Common Stock of the Company at an initial conversion price of $210.526 per share of Common Stock, subject to anti-dilution protection. The total Common Stock covered by the Schedule 13G, when converted, equals 2,105,261 shares. In addition, the Schedule 13G relates to 526,316 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $6.00 per share ("Warrant Shares"). The total converted shares of Common Stock from the Series A Preferred Stock and the Warrant Shares (2,631,577 shares) together represent 13.62% of the Common Stock, based on 16,682,285 shares outstanding as of December 5, 2003.

      (6) The holding shown is as reported by Madrona Investment Partners, L.L.C., ("Madrona") in a Schedule 13G filed February 24, 2000. Madrona is the Manager of the Madrona Venture Fund I-A, L.P. ("Fund I-A"), Madrona Venture Fund I-B, L.P. ("Fund I-B"), Madrona Managing Director Fund, L.L.C. ("Director LLC"), and Paul Goodrich ("Goodrich"). The schedule 13G relates to shares of Series A Preferred Stock, $.01 par value with a stated value of $1,000 per share ("Series A Preferred Stock") convertible into common stock, $.01 par value ("Common Stock"). Each share of Series A Preferred Stock is convertible into shares of Common Stock of the Company at an initial conversion price of $210.526 per share of Common Stock, subject to anti-dilution protection. The total Common Stock covered by the Schedule 13G, when converted, equals 1,052,631 shares. In addition, the Schedule 13G relates to 263,158 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $6.00 per share ("Warrant Shares"). The total converted shares of Common Stock from the Series A Preferred Stock and the Warrant Shares (1,315,789 shares) together represent 7.3% of the Common Stock, based on 16,682,285 shares outstanding as of December 5, 2003.

Equity Compensation Plan Information
(at September 27, 2003)

                                    Number of Securities to     Weighted average        Number of securities remaining
                                  be issued upon exercise of     exercise price of     available for future issuance under
                                outstanding options, warrants,  outstanding options,        equity compensation plans
                                          and rights            warrants and rights      (excluding securities reflected
Plan Category                                                                                     in column (a))
--------------------------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by shareholders                 2,312,337                      $1.71                      569,503

Equity compensation plans not
approved by shareholders                   681,285                      $1.32                      118,715
                                        ----------                                                --------

Total                                    2,993,622                      $1.62                      688,218
                                        ==========                                                ========

----------

1999 Employee Stock Option Plan. In October 1999, The Company's board of directors adopted the 1999 Employee Stock Option Plan, or 1999 Employee Plan, which provides for discretionary grants of non-qualified stock options to non-officer employees and other service providers. A total of 800,000 shares of common stock have been reserved for issuance under the 1999 Employee Plan. As of September 27, 2003 there were options to purchase 681,285 shares outstanding and 118,715 shares available for awards under the 1999 Employee Plan.

All options under the 1999 Employee Plan expire five years from the grant date and each option will have an exercise price of not less than the fair market value of the Company's stock on the date the option is granted. The options granted under the 1999 Employee Plan generally vest over three to four years. In the event of termination of an optionee's employment with the Company, vesting of options will stop and the optionee may exercise vested options for a specified period of time after the termination. Upon certain changes in control of the Company, options may vest as determined by the Plan Administrator, or unless the acquiring company assumes the options or substitutes with comparable options.

PROPOSAL 1
Election of Directors

The Board of Directors of the Company currently consists of seven directors classified into three classes. The table below sets forth the name, age, class and expiration of the term of the current Board of Directors.

--------------------------------------------------------------------------------
         Name                     Age            Class        Expiration of Term
--------------------------------------------------------------------------------
Paul B. Goodrich                   58              I                 2004
--------------------------------------------------------------------------------
Ross K. Chapin                     50              I                 2004
--------------------------------------------------------------------------------
Philippe Sanchez                   39              1                 2004
--------------------------------------------------------------------------------
Gary R. Christophersen             57             II                 2005
--------------------------------------------------------------------------------
Douglas M. Rowan                   65             II                 2006
--------------------------------------------------------------------------------
Douglas A. Swerland                58             III                2006
--------------------------------------------------------------------------------
Matthew A. Kursh                   39             III                2006
--------------------------------------------------------------------------------

The Board of Directors has unanimously nominated Mr. Sanchez, Mr. Chapin, and Mr. Goodrich for re-election to the Board. The holders of the Preferred Stock have nominated Mr. Chapin and Mr. Goodrich for re-election to the Board and only holders of the Preferred Stock will be entitled to vote with respect to Mr. Chapin and Mr. Goodrich. If elected, Class I directors will serve until the Annual Meeting in 2007. All directors hold office until the Annual Meeting of shareholders at which their terms expire and the election and qualification of their successors.

Although the Board of Directors anticipates that all nominees will be available to serve as directors of the Company, should any of them not accept the nomination, or otherwise be unable or unwilling to serve, it is intended that proxies will be voted for the election of a substitute nominee designated by the Board of Directors.

       The Board of Directors recommends a vote "FOR" the election of the
                               Class I directors.

Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for election of the directors set forth above.

Security Ownership of Management

The following chart indicates ownership of the Company's Common Stock by each director of the Company, each executive officer named in the compensation tables appearing later in this Proxy Statement, and by all directors and executive officers as a group, all as of December 5, 2003.

                                                                Amount and Nature
                                                                  of Beneficial             Percent of
Directors:                                    Age                   Ownership                  Class
------------------------------------------------------------------------------------------------------
Philippe Sanchez                               39                           0                    *

Gary R. Christophersen (1)                     57                   1,691,761                  10.0%

Ross K. Chapin (2)                             50                     117,500                    *

Paul B. Goodrich (3)                           58                     117,500                    *

Matthew A. Kursh (4)                           39                     356,250                  2.1%

Douglas A. Swerland (5)                        58                     181,063                  1.1%

Douglas M. Rowan (6)                           65                     328,500                  2.0%

Additional Named Executives:

Michael F. Lass (7)                            49                     587,218                  3.5%

Loran Cashmore Bond (8)                        46                     229,446                  1.4%

  All current directors and named executive officers
    as a group (9 persons) (9)                                      3,609,238                 20.1%
      * Percent of class is less than 1%

      (1) Includes options to purchase 198,958 shares of Common Stock which are currently exercisable or exercisable within 60 days of December 5, 2003.

      (2) Includes options to purchase 117,500 shares of Common Stock which are currently exercisable or exercisable within 60 days of December 5, 2003. Does not include 2,631,577 common stock equivalents related to preferred stock and warrants owned by The Tahoma Fund L.L.C. listed above under "Voting Securities and Principal Holders", for which Mr. Chapin has shared beneficial ownership as an affiliate of the manager of the Fund.

      (3) Includes options to purchase 117,500 shares of Common Stock which are currently exercisable or exercisable within 60 days of December 5, 2003. Does not include 1,315,789 common stock equivalents related to preferred stock and warrants owned by Madrona Investment Partners, L.L.C. listed above under "Voting Securities and Principal Holders", for which Mr. Goodrich has shared beneficial ownership as an affiliate of the manager of the Limited Liability Company.

      (4) Includes options to purchase 356,250 shares of Common Stock which are currently exercisable or exercisable within 60 days of December 5, 2003.

      (5) Includes options to purchase 169,250 shares of Common Stock which are currently exercisable or exercisable within 60 days of December 5, 2003.

      (6) Includes options to purchase 95,000 shares of Common Stock which are currently exercisable or exercisable within 60 days of December 5, 2003.

      (7) Includes options to purchase 251,145 shares of Common Stock which are currently exercisable or exercisable within 60 days of December 5, 2003.

      (8) Includes options to purchase 139,917 shares of Common Stock which are currently exercisable or exercisable within 60 days of December 5, 2003.

      (9) Includes options to purchase 1,445,520 shares of Common Stock which are currently exercisable or exercisable within 60 days of December 5, 2003.

Philippe Sanchez has been the President and Chief Operating Officer since October 2003. From 2001 to 2003, Mr. Sanchez was senior Vice President of Marketing at Getty Images, a leading imagery company, where he managed worldwide strategic brand initiatives. From 1995 to 2001, Mr. Sanchez worked for Nike, Inc. serving in various general management, product marketing and merchandising roles in Europe, Asia and the Americas. From 1993 to 1995, Mr. Sanchez served as a licensing manager for Disney's Consumer Products Europe and Middle East out of the company's European headquarters in Paris.

Gary R. Christophersen has been the Company's Chairman since July 2000. Mr. Christophersen reassumed the role of President and Chief Executive Officer from August 2001 to October 2003. From August 1988, until being named as Chairman, he served as the Company's President and Chief Executive Officer. Mr. Christophersen joined the Company in January 1982 as Vice President Operations and has served as a Director of the Company since 1982. From May 1983 to August 1988, Mr. Christophersen was a Senior Vice President of the Company and its General Manager.

Ross K. Chapin became a director in February 2000. Mr. Chapin is a principal with Orca Bay Partners, a private equity investment firm headquartered in Seattle, Washington, which he co-founded in 1998. Prior to Orca Bay, he was a founder of Capstan Partners, a Seattle-based management buyout firm. In addition to being a principal investor, he has experience with Ragen MacKenzie and Paine Webber as an investment banker. Mr. Chapin sits on the boards of Flow Solutions, Inc., Skeletech, Inc., Parametric Portfolio Associates L.L.C., EnvestNetPMC, Inc., and Andover Acquisition Co., L.L.C.

Paul B. Goodrich became a director in February 2000. Mr. Goodrich is a Managing Director of Madrona Venture Group, L.L.C., an early-stage venture capital firm focused on the Internet economy in the Northwest. Mr. Goodrich was formerly the Seattle Partner for a Chicago-based venture capital firm and a Partner with Perkins Coie, a Seattle law firm. He is a director of Sharebuilder Corporation.

Matthew A. Kursh became a director of the Company in April 2000. Mr. Kursh started his career as president and co-founder of Clearview Software, which he sold to Apple Computer in 1989. Mr. Kursh then co-founded and was CEO of eShop Corporation, one of the first companies to offer platforms and services for online shopping. eShop's customers included such leading companies as AT&T, Tower Records, Spiegel, 1-800-Flowers and the Good Guys. eShop was later acquired by Microsoft where Mr. Kursh ran Sidewalk, HomeAdvisor and MSN.com. Mr. Kursh left Microsoft in 1999 to focus on creative projects and work with start-up companies.

Douglas A. Swerland became a Director of the Company in October 1988. In October 2000, Mr. Swerland became a principal and Managing Director of Alan & Associates, business consultants. Mr. Swerland had been the founder and Chairman of SAVI, Inc., a clothing superstore specializing in men's retail apparel and accessories from 1993 to 2000. Mr. Swerland had previously been employed by Jay Jacobs, Inc., the operator of a chain of specialty retail apparel stores, in various capacities beginning in 1969, and as President and a director from 1978 to 1993.

Douglas M. Rowan became a Director of the Company in August 2002. Mr. Rowan has served as President and CEO since June 1997 of Imaging Solutions Corporation, a Kirkland, Washington-based consulting company, established to create value from digital content assets through technology, copyright and creative marketing approaches. Mr. Rowan also served as founder and CEO at Impli, Inc. from August 1998 until February 2002 and was President and CEO of Corbis Corporation from 1994 to 1997.

Board and Committee Meetings

The Board of Directors of the Company held a total of twelve meetings during the fiscal year ended September 27, 2003. Each of the incumbent Directors attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and by all committees of the Board of Directors on which they served.

The Board of Directors has an Audit Committee which consists of Messrs. Chapin, Swerland, and Rowan. As defined by the rules of the Nasdaq Stock Market, Mr. Swerland and Mr. Rowan are independent directors. Mr. Chapin is not independent due to his position with Orca Bay Partners, L.L.C., an affiliate of the Company. The Committee is governed by a charter adopted by the Board of Directors on May 30, 2000, a copy of which is attached to this Proxy Statement as Exhibit A. Pursuant to the charter, the function of the Audit Committee is:

o to provide the opportunity for direct communication between the Board of Directors and the Company's internal and external auditors;
o to monitor the design and maintenance of the Company's system of internal accounting controls;
o     to select, evaluate and replace the external auditors;
o to review the results of internal and external audits as to the reliability and integrity of financial and operating information and the systems established to monitor compliance with the Company's policies, plans and procedures and with laws and regulations; and
o to review the relationships between the Company and the external auditors to ascertain the independence of the external auditors.

The Audit Committee held six meetings during fiscal 2003.

No member of the Audit Committee qualifies as an "audit committee financial expert" as defined by the rules of the Securities and Exchange Commission. The Board has been seeking to add a director who would so qualify, but has been unsuccessful to date.

The Board of Directors has a Compensation Committee which consists of Messrs. Goodrich, Kursh, and Swerland. Each member of the Compensation Committee is an independent director as defined by the rules of the Nasdaq Stock Market. The Committee is responsible for establishing the policies which govern the compensation of executive officers of the Company, setting compensation levels for the President and Chief Executive Officer, and reviewing the compensation packages for other executive officers recommended by the Chief Executive Officer. The Compensation Committee has been appointed by the Board of Directors to administer the Company's stock option plans.

The Board of Directors does not have a standing nominating committee. The Board of Directors will consider written proposals from shareholders for nominees or directors which are submitted to the Secretary of the Company in accordance with the procedures contained in this proxy statement under the caption, "Proposals of Shareholders."

Directors' Compensation

Currently, Directors who are not employees of the Company are each paid $1,800 per month and $200 for each Board of Directors meeting attended and $100 for each telephonic meeting of the Board. In addition, Directors are entitled to reimbursement for reasonable travel expenses, including lodging, incurred in connection with attendance at Board meetings. Pursuant to the terms of the Company's 1987 Stock Option Plan, each Director who is not an employee of the Company is automatically granted an option to purchase 11,250 shares of the Company's Common Stock, annually on the first Wednesday of March. Such options have an exercise price equal to the fair market value of the Common Stock on the date of grant and become exercisable in full at the end of the fiscal year in which they are granted. Non-employee Directors were granted an option to purchase 20,000 shares of the Company's Common Stock on November 26, 2002 in lieu of the 2003 annual grant.

Certain Transactions

The Company and Mr. Lass and Ms. Cashmore Bond have entered into a change of control agreement to ensure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control. In the event of the termination of the executive's employment following a change in control for a reason other than cause or the executive's resignation for good reason, the executive shall be entitled to a severance payment equal to one half (50%) of the executive's annual base salary for the fiscal year in which the termination occurs.

In addition, the Company and Mr. Lass and Ms. Cashmore Bond have entered into an employment and severance agreement to ensure that the Company will have the continued dedication of the Executive subsequent to the hiring of Mr. Philippe Sanchez as President and CEO. In the event of the termination of the executive's employment for a reason other than cause or the executive's resignation for good reason, the executive shall be entitled to a severance payment equal to one half (50%) of the executive's base salary as of October 2003. The agreement expires on October 20, 2004.

The Company and Mr. Sanchez have entered into a employment agreement as more fully described under "Employment Agreements".

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, certain officers and greater-than-10% shareholders ("Reporting Persons") of all publicly-held companies to file certain reports ("Section 16 Reports") with respect to beneficial ownership of such companies' equity securities.

Mr. Chapin, Mr. Goodrich, Mr. Swerland, Mr. Kursh, Mr. Rowan, Mr.
Christophersen, Mr. Lass and Ms. Cashmore Bond were late in filing a Report on Form 4 relating to a stock option grant on November 26, 2002.

Remuneration of Executive Officers

The following table sets forth certain information concerning the compensation paid by the Company for services rendered during fiscal years 2003, 2002 and 2001 to any person who served as Chief Executive Officer during fiscal 2003, and executive officers of the Company whose total salary and bonus exceeded $100,000 in fiscal 2003 (the "Named Executive Officers"):

                           Summary Compensation Table

                                                                                     Long Term
                                                                                    Compensation
                                                                                       Awards
                                                   Annual Compensation         ---------------------
Name and                           Fiscal       --------------------------     Securities Underlying         All Other
Principal Position                  Year         Salary             Bonus              Options            Compensation (*)
--------------------------------------------------------------------------------------------------------------------------
Gary R. Christophersen              2003        $175,099          $ 43,740              45,000                 $9,693
  President/CEO, Chairman           2002         150,630            56,182             125,000                  7,499
  and Director                      2001         238,905                 0                   0                  9,112

Michael F. Lass                     2003        $175,362          $ 36,450              45,000                 $7,123
  Executive Vice President          2002         175,304            62,637             125,000                  6,646
                                    2001         150,258            29,387             125,000                  4,162

Loran Cashmore Bond
  Vice President-Administration     2003        $126,621          $ 21,060              35,000                 $7,622
  Secretary/Treasurer               2002         125,239            31,675              75,000                  6,511
                                    2001         105,202            21,594              40,000                  6,277

----------

      (*) These amounts represent Company contributions to the PhotoWorks 401(k) Plan and payments for term life insurance, short-term disability insurance and long-term disability insurance.

Employment Agreements

The Company and Mr. Philippe Sanchez are parties to an employment agreement dated October 3, 2003 (the "agreement"). Under terms of the agreement, Mr. Sanchez will receive a base annual salary of $225,000. Upon certain conditions, Mr. Sanchez's salary will increase to $300,000 per year. Mr. Sanchez will also participate in a performance bonus program of up to 60% of base salary. The performance bonus plan provides financial incentives based on the Company's results compared to financial and other metrics established by the Compensation Committee and approved by the Board of Directors.

As a hiring incentive, Mr. Sanchez received a stock option grant of 750,000 shares of Common Stock at an exercise price equal to the fair market value of the shares on the date the option was granted with a vesting period equal to four years.

In addition, Mr. Sanchez received a stock option grant for 100,000 shares of Common Stock at an exercise price of $.01. Shares vest in full at the one-year anniversary of the grant date.

Vesting of the stock options is subject to continued employment with PhotoWorks. Vesting may accelerate in certain instances.

Option Grants in Last Fiscal Year

The Company has stock option plans pursuant to which options to purchase Common Stock are granted to officers and key employees of the Company. The following tables show stock option grants and exercises pertaining to the named Executive Officers of the Company during fiscal year 2003, and the year-end potential realizable value of all their outstanding options.

                                                 Individual Options Granted                Potential Realizable
                                         -----------------------------------------           Value at Assumed
                            Number of     % of Total                                      Annual Rates of Stock
                           Securities       Options                                       Price Appreciation For
                           Underlying     Granted to                                          Option Term (3)
                             Options     Employees in     Exercise      Expiration        ----------------------
                           Granted (1)   Fiscal Year      Price (2)        Date              5%             10%
----------------------------------------------------------------------------------------------------------------
Gary R. Christophersen       45,000         8.67%           $.13        11/26/2007         $1,678         $3,709

Michael F. Lass              45,000         8.67%           $.13        11/26/2007         $1,678         $3,709

Loran Cashmore Bond          35,000         6.75%           $.13        11/26/2007         $1,305         $2,885

----------
      (1) The Company's stock option plans are administered by the Compensation Committee of the Board of Directors, which determines to whom options are granted, the number of shares subject to each option, the vesting schedule and the exercise price. The options granted in fiscal year 2003 generally vest in equal annual installments over three years. Options granted to officers of the Company from the Company's 1999 Stock Incentive Compensation Plan may be exercised for a period of three months following termination of employment.

      (2) All options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The exercise price may be paid by delivery of shares already owned by the option holder with a market value equal to the aggregate exercise price. With the permission of the Compensation Committee, the exercise price may also be paid by withholding shares that would otherwise be received by the option holder.

      (3) Potential realizable value is based on the assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the five year option term. These values are calculated based upon requirements of the Securities and Exchange Commission and do not reflect the Company's estimate or projection of future stock price performance. The actual value realized may be greater or less than the realizable value set forth in this table.

                The vesting of options may be accelerated at the
              discretion of the administrator of the option plans.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values

The following table sets forth certain information as of September 27, 2003, regarding options to purchase Common Stock held as of September 27, 2003, by each of the Named Executive Officers, as well as the exercise of such options during the fiscal year ended September 27, 2003. In addition, the following table reports the values for in-the-money options, which values represent the positive spread between the exercise price of such options and the fair market value of the Company's Common Stock as of September 27, 2003.

                                                              Number of Securities             Value of Unexercised
                                                          Underlying Unexercised Options       In-the-Money Options
                                                            at September 27, 2003 (2)        at September 27, 2003 (3)
                           Shares Acquired     Value      ------------------------------   ----------------------------
                            Upon Exercise   Realized (1)   Exercisable    Unexercisable    Exercisable    Unexercisable
-----------------------------------------------------------------------------------------------------------------------
Gary R. Christophersen             0             $0          131,042         142,708          $12,500        $37,825

Michael F. Lass                    0             $0          170,104         191,146          $12,500        $37,825

Loran Cashmore Bond                0             $0          100,250         108,750           $7,500        $24,975

----------
      (1) Value realized is calculated by subtracting the exercise price of the option from the market value of a share of the Company's Common Stock on the date of exercise and multiplying the difference thereof by the number of shares purchased.

      (2) Future exercisability is subject to vesting and the option holder remaining employed by the Company.

      (3) Value is calculated by subtracting the exercise price of the option from the market value of a share of the Company's Common Stock as reported on the Over The Counter Bulletin Board (OTCBB) on September 27, 2003 and multiplying the difference thereof by the number of shares.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the "Committee") for fiscal year 2003, consisted of three members of the Board who were all non-employee directors of the Company. The Committee is responsible for establishing the policies which govern the compensation of executive officers of the Company, setting compensation levels for the President and Chief Executive Officer, and reviewing the compensation packages for other executive officers recommended by the Chief Executive Officer. The goal of the Committee in administering executive compensation is to create a compensation plan which (i) rewards individual performance, (ii) aligns the interests of the executive with the immediate and long-term interests of the shareholders of the Company, (iii) ties a significant portion of compensation to improvements in the Company's financial performance and (iv) assists the Company in attracting and retaining key executives critical to the long-term success of the Company.

The compensation package provided to executive officers consists primarily of base salary, incentive bonus and long-term incentive in the form of stock options.

      Base Salary. The Committee bases the combination of base salary and incentive bonus paid to the President and Chief Executive Officer on the approximate range of cash remuneration paid to executives performing similar duties for companies of comparable size in the Pacific Northwest. Although generally available data on the compensation of chief executive officers in the Pacific Northwest is considered, the experience of the members of the Committee and their knowledge of the community and industry practice have been the primary bases for this determination. During fiscal year 2003, the President and Chief Executive Officer's base compensation was reduced from $180,000 to $162,000.

      Base salaries for executive officers other than the President and CEO are determined annually by the CEO and reviewed by the Committee. In determining salary adjustments for executive officers, the CEO considers the individual officer's historical performance against his or her job responsibilities and personal compensation packages provided to executives performing similar duties for companies of comparable size in the Pacific Northwest, the rate of inflation, salary adjustments to be awarded to other executive officers of the Company and other subjective factors. Compensation for executive officers was reduced in fiscal 2003 by 10%.

      Incentive Bonus. The Company has an annual incentive compensation plan pursuant to which executive officers and other managers, supervisory and professional personnel (approximately 82 persons during fiscal 2003) are eligible to receive cash bonuses based on the Company's and their personal performance during the year (the "Incentive Plan"). The factors used in determining payments under the Incentive Plan are a specified percentage of each participant's base salary ("eligible base salary"), his or her performance against personal performance goals, and a Company Performance Percentage comprised of target goals for the Company. The Incentive Plan sets eligible base salary percentages for the President and CEO at 60 percent and all other executive officers at 40 to 50 percent. The portion of each participant's eligible base salary, which will be multiplied by the Company Performance Percentage, for the year is determined based on points awarded for each participant's actual performance against his or her personal performance goals. Performance goals for each executive officer are determined by the CEO at the beginning of the fiscal year and reviewed by the Committee. The Company Performance Percentage for fiscal 2003 was a combination of the Company's cash balance and achievement of growth in digital revenues. Subjective assessments of performance may result in adjustments in individual awards.

      Stock Option Plans. The Committee administers the Company's stock option plans under which options to purchase the Company's Common Stock may be granted in an effort to align the interests of management with those of shareholders and provide a reward for long-term performance. Historically, options granted by the Company have been granted with an exercise price equal to the market price of the Company's stock on the date of grant. Accordingly, options will have value to the holder only if the Company's stock price increases. Outstanding options generally become exercisable at a rate of 25% to 33% per year. All grants are subject to possible acceleration of vesting in connection with certain events leading to a change in control of the Company. Options are granted from time to time to executive officers and other management and supervisory personnel based on recommendations of the CEO. The number of shares of Common Stock subject to each grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer or employee's current position with the Company, the base salary associated with that position, and the executive officer or employee's personal performance in recent periods. The Compensation Committee also takes into account the number of vested and unvested options held by the executive officer or employee in order to maintain an appropriate level of equity incentive for that executive officer or employee. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers or employees.

Under the Omnibus Budget Reconciliation Act of 1993, the federal income tax deduction for certain types of compensation paid to the chief executive officer and four other most highly compensated executive officers of publicly held companies is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. The Committee is aware of this limitation and believes no compensation paid by the Company during fiscal 2003 will exceed the $1 million limitation.

                                                    COMPENSATION COMMITTEE

                                                    Paul B. Goodrich, Chairman
                                                    Matthew A. Kursh
                                                    Douglas A. Swerland

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended September 27, 2003, the Compensation Committee of the Board of Directors consisted of Messrs. Goodrich, Kursh and Swerland. None of these individuals has served at any time as an officer or employee of the Company or is an executive officer at any company where an executive officer of the Company serves on the Compensation Committee of the Board of Directors.

Relationship with Independent Auditor

The following table presents the fees for services rendered by Ernst & Young LLP during fiscal 2003.

Audit fees                                                              $137,635
Audit-related fees                                                      $  2,500
Tax fees                                                                $ 68,020
All other fees                                                          $      0

The Audit Committee did consider whether the provision of nonaudit services is compatible with the principal accountants' independence and concluded that the provision of other nonaudit services has been compatible with maintaining the independence of the Company's external auditors.

All services provided by Ernst & Young LLP to the Company must be pre-approved by the Audit Committee or a designated member of the Audit Committee.

Audit Committee Report

The Audit Committee of the Board of Directors (the "Committee") consists of Messrs. Chapin, Swerland and Rowan. The Board has determined that Mr. Swerland and Mr. Rowan are independent based on the definition of independence used by the NASDAQ Stock Market.

The following is a report of the audit committee with respect to the Company's audited financial statements for the fiscal year ended September 27, 2003, which include the consolidated balance sheets of the Company as of September 27, 2003 and September 28, 2002, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended September 27, 2003, and the notes thereto.

The audit committee has discussed with Ernst & Young LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

The audit committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with Ernst & Young LLP its independence from the Company.

The audit committee has reviewed and discussed the Company's audited financial statements with management.

Based on the review and discussions referenced to above, the Committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 27, 2003.

                                         SUBMITTED BY THE AUDIT COMMITTEE OF THE
                                         BOARD OF DIRECTORS

                                         Ross K. Chapin, Chairman
                                         Douglas A. Swerland
                                         Douglas M. Rowan

                          Stock Price Performance Graph

Shown on this page is a table comparing cumulative total shareholder return on PhotoWorks, Inc. Common Stock for each of the last five fiscal years to the cumulative total return for the Nasdaq Composite Index and the Nasdaq Retail Index. This cumulative return includes the reinvestment of cash dividends.

$100 invested on 9/30/98 in stock or index-including reinvestment of dividends Fiscal year ending September 30.

 MEASUREMENT PERIOD         PHOTOWORKS           NASDAQ                NASDAQ
(FISCAL YEAR COVERED)          INC.         COMPOSITE INDEX         RETAIL INDEX

        1998                   $100               $100                  $100
        1999                    135                163                   119
        2000                     94                217                    88
        2001                      6                 89                    77
        2002                      5                 70                    84
        2003                     14                106                   108

PROPOSAL 2

Approval of an Amendment to the 1999 Stock Incentive Compensation Plan to Increase the Number of Shares Available for Issuance

      The Board has approved, subject to shareholder approval, an amendment to the PhotoWorks, Inc. 1999 Stock Incentive Compensation Plan as amended (the "Incentive Plan") which increases the number of shares available for issuance under the Incentive Plan from 1,800,000 shares of Common Stock to 2,300,000 shares. At December 5, 2003, 1,624,000 shares are issued and outstanding under the Incentive Plan and 176,000 remain available for grant. The Board of Directors believes that the use of equity incentive compensation is an important element in attracting and retaining qualified employees, directors and consultants. The average exercise price of options granted under the Incentive Plan is approximately $1.44, which is significantly higher than the current market price of the Common Stock. The Board believes that it must be able to continue to grant equity incentives if the Company is going to be able to retain the management and employees who are critical to the long-term success of the Company.

      The following description of the Incentive Plan is a summary and so is qualified by reference to the complete text of the Incentive Plan, which is available at the Securities and Exchange Commission Website, www.sec.gov, or upon request of the Company.

Summary Description of the Incentive Plan

      The Incentive Plan may be administered either by the Board or a Committee of the Board (in either case, the "Committee"). The Committee will have broad discretion to determine the amount and type of awards and terms and conditions of the awards. Individual grants will generally be based on a person's present and potential contribution to the Company. As of November 30, 2003, the Company had approximately 208 employees and 6 non-employee directors who are eligible to participate in the Incentive Plan. Since the grant of awards is based upon a determination made by the Committee after a consideration of various factors, the Company currently cannot determine the nature and amount of any awards that will be granted in the future to any eligible individual or group of individuals. However, the maximum number of shares that can be made subject to awards under the Incentive Plan during any calendar year to any executive officer whose compensation is required to be disclosed pursuant to the rules and regulations under the Exchange Act (generally, the chief executive officer and the four other most highly compensated executive officers) is 375,000, except that the Company may make additional one-time grants to newly hired participants of up to 375,000 shares per such participant. In addition, the maximum number of shares that can be made subject to awards to a non-employee director of the Company during any calendar year is generally limited to 50,000 unless approved by the Board of Directors. The Company believes that with these limitations and other provisions of the Incentive Plan, options granted under the Incentive Plan will generate "qualified performance-based compensation" within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code") and will therefore not be subject to the $1,000,000 cap on deductibility for federal income tax purposes of certain compensation payments in excess of $1,000,000. See "Certain Federal Income Tax Consequences" below.

      Awards may be granted in the form of incentive stock options ("ISOs") within the meaning of Section 422 of the Code, nonqualified stock options ("NQOs") (each ISO or NQO, an "Option," and collectively, "Options"), stock appreciation rights, stock awards in the form of restricted stock ("Restricted Stock"), or other arrangements determined by the Committee. Any award may be granted either alone or in tandem with other awards granted under the Incentive Plan. The option price of ISOs must be equal to or greater than the fair market value of the Common Stock on the date of grant (or 110% of the fair market value in the case of employees who own stock representing more than 10% of the combined voting power of the Company's stock). The option price of NQOs may not be less than the fair market value of the Common Stock on the date of grant. The Committee may condition the grant of the award upon the attainment of specified performance goals or other criteria, which need not be the same for all participants. No ISOs may be granted under the Incentive Plan on or after November 23, 2009, but ISOs outstanding under the Incentive Plan may extend beyond that date.

      Options. Options granted under the Incentive Plan may be ISOs or NQOs. The exercise price of ISOs may not be less than the fair market value of the shares subject to the ISO on the date of grant. The term of any ISO granted under the Incentive Plan may not exceed ten years. In addition, ISOs are subject to certain other limitations in order to take advantage of the favorable U.S. tax treatment that may be available for ISOs.

      Restricted Stock. Restricted Stock awards consist of non-transferable shares of Common Stock of the Company which may be subject to a right of repurchase by the Company. The Committee may provide for the lapse of the transfer restrictions over a period of time, or may accelerate or waive such restrictions, in whole or in part, based on service, performance or other criteria determined by the Committee.

      Stock Appreciation Rights. A stock appreciation right will give the holder the right to receive an appreciation distribution in an amount equal to the excess of the fair market value of the number of shares of Common Stock covered by the right over the exercise price per share subject to the right. Stock appreciation rights may be granted separately or in tandem with a related Option. Payment may be made in a combination of shares of Common Stock or in cash, as determined by the Committee.

      The consideration payable upon issuance or exercise of an award and any taxes related to an award must generally be paid in cash or check. However, the Committee, in its sole discretion, may authorize payment by the tender of Common Stock already owned by the participant, or by delivery of other property, including securities of the Company. The Company generally will not receive any consideration upon the grant of any awards. Awards generally may be exercised at any time within three months after termination of a participant's employment by, or consulting relationship with, the Company (but, only to the extent exercisable or payable at the time of termination). However, if termination is due to the participant's death or disability, the award generally may be exercised for one year. Except as authorized by the Committee, no award shall be assignable or otherwise transferable by a participant other than by will or by the laws of descent and distribution.

      The Committee may adjust the performance goals and measurements applicable to awards. The Committee also may waive in whole or in part any or all restrictions, conditions, vesting or forfeiture with respect to any award granted under the Incentive Plan. The Board may amend, alter or discontinue the Incentive Plan or any award at any time, except that the consent of a participant is required if the participant's rights under an outstanding award would be impaired. In addition, the shareholders of the Company must approve any amendment, alteration or discontinuance of the Incentive Plan that would (i) increase the total number of shares reserved under the Incentive Plan, (ii) with respect to provisions solely as they relate to ISOs, to the extent required for the Incentive Plan to comply with Section 422 of the Code, (iii) to the extent required by other applicable laws, rules or regulations or (iv) to the extent that the Board otherwise concludes that shareholder approval is advisable.

      The Incentive Plan constitutes an unfunded plan for incentive and deferred compensation. The Company is not required to create trusts or arrangements to meet its obligations under the Incentive Plan to deliver stock or make payments.

      In the event of a "change in control" of the Company, as defined in the Incentive Plan, in which the outstanding options do not remain outstanding or are not assumed by the surviving entity or replaced with comparable options, the vesting of outstanding awards under the Incentive Plan will, unless the applicable agreement with respect to the award or the Committee determines otherwise, subject to certain limitations, be accelerated. A "change in control" is defined to include (i) a merger or consolidation of the Company in which more than 50% of the voting power of the continuing or surviving entity's outstanding securities after the transaction is owned by persons who were not Company shareholders immediately prior to such transaction, and (ii) the sale or transfer of all or substantially all of the Company's assets.

Certain Federal Income Tax Consequences

      The following summary of United States federal income tax consequences is based upon the existing Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, all of which are subject to change, including on a retroactive basis. The applicable rules are complex, and income tax consequences may vary depending upon the particular circumstances of each plan participant. This proxy statement describes United States federal income tax consequences of general applicability, but does not purport to describe particular consequences to any individual plan participant, or any foreign, state or local tax consequences. Each participant should therefore consult his or her own tax advisor concerning participation in the Incentive Plan.

      Incentive Stock Options

      Awards and Exercise of Options. ISOs are intended to constitute "incentive stock options" within the meaning of Section 422 of the Code. ISOs may be granted only to employees of the Company (including directors who are also employees). The recipient of an option (the "Optionee") does not recognize regular taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the option exercise price (the "Option Spread") is includable in the Optionee's "alternative minimum taxable income" ("AMTI") for purposes of the alternative minimum tax ("AMT"). The Option Spread is generally measured on the date of exercise and is includable in AMTI in the year of exercise. Special rules regarding the time of AMTI inclusion and holding period may apply for shares subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code (including, shares treated as subject to a substantial risk of forfeiture because sale of such shares could subject the seller to suit under
Section 16(b) of the Exchange Act. Optionees whose shares at the time of exercise are subject to a substantial risk of forfeiture should consult their own tax advisors regarding such special rules, including the advisability of making an election under Section 83(b) of the Code (a "Section 83(b) Election") within 30 days of exercising their options.

      Sale of Option Shares. If an Optionee holds the shares purchased under an ISO for more than two years from the date the ISO was granted and for more than one year from the date such shares were transferred to the Optionee, any gain from a sale of the shares other than to the Company should be long-term capital gain. Under these circumstances, the Company would not be entitled to a tax deduction at the time the ISO was exercised or at the time the stock was sold. If an Optionee were to dispose of stock acquired pursuant to an ISO before the end of either of the foregoing required holding periods (a "Disqualifying Disposition"), the amount by which the fair market value of the stock at the time the ISO was exercised exceeded the exercise price (or in most cases, if less, the amount of gain realized on the sale) would be taxable as ordinary income, and the Company would be entitled to a corresponding tax deduction. Such income is subject to information reporting requirements and may become subject to withholding of income and employment taxes at a future time, but is not currently subject to such withholding. Gain from a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income is capital gain and will be long-term capital gain if such Disqualifying Disposition occurs more than one year after exercise. Optionees are required to notify the Company promptly after making a Disqualifying Disposition. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code or satisfies another redemption test.

      Exercise With Stock. If an Optionee pays for ISO shares with other shares of the Company acquired under an ISO or a qualified employee stock purchase plan ("statutory option stock"), the tender of such other shares is a Disqualifying Disposition of such other shares if the above described (or other applicable) holding periods respecting those other shares have not been satisfied. If the holding periods with respect to such other shares are satisfied, or the other shares were not acquired under a statutory stock option of the Company, then any appreciation in value of the surrendered other shares is not taxable upon surrender. Special basis and holding period rules apply where previously owned stock is used to exercise an ISO.

      Nonqualified Stock Options

      Awards and Exercise of Options. An Optionee is not taxable upon the award of a NQO. Federal income tax consequences upon exercise will depend upon whether the shares thereby acquired are subject to a "substantial risk of forfeiture." If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the Optionee files a Section 83(b) Election with respect to the shares, the Optionee will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The Optionee's tax basis in the shares will be their fair market value on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on that date. If the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, the Optionee will not be taxable upon exercise, but instead will have ordinary income, on the date stock is no longer subject to a substantial risk of forfeiture, in an amount equal to the difference between the amount paid for the shares under the Option and their fair market value as of the date of lapse; in addition, the Optionee's holding period will begin on the date of lapse.

      Optionees whose shares at the time of exercise are subject to a substantial risk of forfeiture should consult their own tax advisors regarding the special rules that apply to such shares, including the advisability of making a Section 83(b) Election within 30 days of exercising their options. The amount of ordinary income taxable to an Optionee who was an employee at the time of grant constitutes "supplemental wages" subject to withholding of income and employment taxes by the Company, and the Company receives a corresponding income tax deduction.

      Sale of Option Shares. Upon sale, other than to the Company, of shares acquired under a NQO, an Optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the Optionee's tax basis in the shares, which will be long-term gain or loss if the employee's holding period in the shares is more than one year. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code or satisfies another redemption test.

      Exercise with Stock. If an Optionee tenders Common Stock (other than statutory option stock -- see above) to pay all or part of the exercise price of a NQO, the Optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the Optionee had in the surrendered shares. The fair market value of the additional shares is included in the Optionee's income and those shares have a tax basis equal to this fair market value and a holding period that begins on the date of exercise.

      If the surrendered shares are statutory option stock as described above under "Incentive Stock Options", with respect to which the applicable holding period requirements for favorable income tax treatment have not expired, then the newly acquired shares substituted for the statutory option shares should remain subject to the federal income tax rules governing the surrendered shares, but the surrender should not constitute a "Disqualifying Disposition" of the surrendered stock.

      Section 162(m) Limitations

      Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to its CEO or any of its four other most highly compensated executive officers in any year. Compensation received through the exercise of an option will not be subject to the $1,000,000 limit if the option and the plan meet certain requirements. One such requirement is that the plan must state the maximum number of shares with respect to which options may be granted to any employee during a specified period. Accordingly, the Incentive Plan provides that no participant, with certain exceptions, may be granted options to acquire more than 375,000 shares in any year.

      Shareholders are being asked to approve the increase to the number of shares available for issuance under the Incentive Plan. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock and Preferred Stock of the Company, voting together, represented and voting at the Annual Meeting is required to approve the amendment to the Incentive Plan.

                The Board recommends a vote "FOR" approval of the
                        amendment to the Incentive Plan.

MISCELLANEOUS MATTERS

Other Business

As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the meeting. If any other business requiring a vote of the shareholders should come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

Proposals of Shareholders

The Company's Bylaws provide that advance notice of nominations for the election of directors at a meeting of shareholders must be delivered to or mailed and received by the Company ninety (90) days prior to the date one year from the date of the immediately preceding annual meeting of shareholders or, in the case of a special meeting of shareholders to elect directors, the close of business on the 10th day following the date on which notice of such meeting is first given to shareholders. The Bylaws also provide that advance notice of proposals to be brought before an annual meeting by a shareholder must be submitted in writing and delivered to or mailed and received by the Company not later than ninety (90) days prior to the date one year from the date of the immediately preceding annual meeting of shareholders.

Each notice of a nomination or proposal of business must contain, among other things, (i) the name and address of the shareholder who intends to make the nomination or proposal; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to vote at the meeting for the proposal; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder and any material interest of such shareholder in any proposal to be submitted to the meeting; (iv) such other information regarding each nominee or proposals as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (v) with respect to any nominations, the consent of each nominee to serve as a director of the Company if elected.

A copy of the full text of the provisions of the Company's Bylaws dealing with shareholder nominations and proposals is available to shareholders from the Secretary of the Company upon written request.

Shareholders who intend to have a proposal considered for inclusion in the Company's proxy materials for presentation at the 2004 Annual Meeting must submit the proposal to the Company no later than September 2, 2004. Shareholders who intend to present a proposal at the 2005 Annual Meeting without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than November 4, 2004. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                              By Order of the Board of Directors


                                              /s/ Loran Cashmore Bond
                                              Loran Cashmore Bond
                                              Secretary

December 22, 2003
Seattle, Washington

                                    Exhibit A

                             AUDIT COMMITTEE CHARTER
                      Adopted by the Board of Directors of
                                PhotoWorks, Inc.
                              Adopted May 30, 2000

Composition:

The audit committee shall be composed of three or more directors, as determined by the board of directors. Each of the committee members shall meet the independence and financial literacy requirements of NASDAQ unless the Board determines that no more than one individual who does not meet the independence requirements would bring valuable financial or accounting experience to the committee. In addition, at least one of the members shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Unless a chair is designated by the board of directors, the committee members may appoint their own chair by majority vote.

Responsibilities

1. Recommend to the board of directors the selection of the independent auditor, evaluate the performance of the independent auditor and, if so determined by the audit committee, recommend to the board of directors replacement of the independent auditor; it being acknowledged that the independent auditor is ultimately accountable to the board of directors and the audit committee, as representatives of the stockholders.

2. Ensure the receipt of, and evaluate, the written disclosures and the letter that the independent auditor submits to the audit committee regarding the auditor's independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor and, if so determined by the audit committee in response to such reports, recommend that the board of directors take appropriate action to address issues raised by such evaluation.

3. Discuss with the independent auditor the matters required to be discussed by SAS 61, as it may be modified or supplemented.

4. Instruct management, the independent auditor and the internal auditor that the committee expects to be informed if there are any subjects that require special attention or if they perceive any significant weaknesses in the company's information and reporting systems.

5. Meet with management and the independent auditor to discuss the annual financial statements and the report of the independent auditor thereon, and to discuss significant issues encountered in the course of the audit work, including restrictions on the scope of activities, access to required information and the adequacy of internal financial controls.

6. Review the management letter delivered by the independent auditor in connection with the audit.

7. Meet quarterly with management and the independent auditor to discuss the quarterly financial statements prior to the filing of the Form 10Q; provided that this responsibility may be delegated to the chairman of the audit committee.

8. Meet at least once each year in separate executive sessions with management and the independent auditor to discuss matters that any of them or the committee believes could significantly affect the financial statements and should be discussed privately.

9. Have such meetings with management and the independent auditor as the committee deems appropriate to discuss significant financial risk exposures facing the company and management's plans for monitoring and controlling such exposures.

10. Review significant changes to the company's accounting principles and practices proposed by the independent auditor or management.

11. Conduct or authorize such inquiries into matters within the committee's scope of responsibility as the committee deems appropriate. The committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any such inquiries.

12. Provide minutes of audit committee meetings to the board of directors, and report to the board of directors on any significant matters arising from the committee's work.

13. At least annually, review and reassess this charter and, if appropriate, recommend proposed changes to the board of directors.

14. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

15. In the performance of its responsibilities, the audit committee is the representative of the shareholders. However, it is not the responsibility of the audit committee to plan or conduct audits, or to determine whether the company's financial statements are complete and accurate or in accordance with generally accepted accounting principles.

                                                              Please
                                                              Mark Here
                                                              for Address    |_|
                                                              Change or
                                                              Comments
                                                              SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

1. ELECTION OF DIRECTORS: Election of the following nominee to serve his term or until his respective successor is elected and qualified.

      Class I nominee to serve a three year term:
      Nominee 01                Philippe Sanchez

                                                     WITHHOLD
                                                    AUTHORITY
                       FOR                         to vote for
                     nominee                         nominee
                     listed                          listed

                       |_|                             |_|

2. To approve an amendment to the Company's 1999 Stock Incentive Compensation Plan to increase by 500,000 the aggregate number of shares of Common Stock available for issuance under the plan.

              FOR                     AGAINST                 ABSTAIN

              |_|                       |_|                     |_|

      Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

"Please Mark Inside Boxes so that Data Processing Equipment will Record Your Vote."

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.


Signature ______________________ Signature ______________________ Date _________

NOTE: Please sign exactly as your name appears on your stock certificate. When shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships, and associations and give his or her title.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

    Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

------------------------------------            --------------------------------            ---------------------
              Internet                                     Telephone                                 Mail
   http://www.eproxy.com/foto                           1-800-435-6710                       Mark, sign and date
Use the Internet to vote your proxy.     OR     Use any touch-tone telephone to      OR        your proxy card
Have your proxy card in hand when               vote your proxy. Have your proxy                      and
you access the web site.                        card in hand when you call.                    return it in the
                                                                                            enclosed postage-paid
                                                                                                    envelope.
------------------------------------            --------------------------------            ---------------------

               If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at www.photoworks.com

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               OF PHOTOWORKS, INC.

      The undersigned hereby appoints Philippe Sanchez and Loran Cashmore Bond, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of PhotoWorks, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held February 3, 2004 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

       (Continued, and to be marked, dated and signed, on the other side.)

________________________________________________________________________________
    Address Change/Comments (Mark the corresponding box on the reverse side)
________________________________________________________________________________


________________________________________________________________________________

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

            You can now access your PhotoWorks, Inc. account online.

Access your PhotoWorks, Inc. shareholder account online via Investor ServiceDirect(R) (ISD).

Mellon Investor Services LLC, agent for PhotoWorks, Inc., now makes it easy and convenient to get current information on your shareholder account. After a simple and secure process of establishing a Personal Identification Number
(PIN), you are ready to log in and access your account to:

o     View account status

o     View certificate history

o     View book-entry information

o     View payment history for dividends

o     Make address changes

o     Obtain a duplicate 1099 tax form

o     Establish/change your PIN

              Visit us on the web at http://www.melloninvestor.com
                and follow the instructions shown on this page.

Step 1: FIRST TIME USERS - Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor ID available to establish a PIN.

The confidentiality of your personal information is protected using secure socket layer (SSL) technology.

o     SSN or Investor ID

                        -------------
o     Then click on the Establish PIN button
                        -------------

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

o     SSN or Investor ID

o     PIN

                        ------
o     Then click on the Submit button
                        ------

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

o     Certificate History

o     Book-Entry Information

o     Issue Certificate

o     Payment History

o     Address Change

o     Duplicate 1099

              For Technical Assistance Call 1-877-978-7778 between
                       9am-7pm Monday-Friday Eastern Time